UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)     October 31, 2006
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                           NATURAL HEALTH TRENDS CORP.
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               (Exact name of Company as specified in its charter)


          Delaware                     0-26272                 59-2705336
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(State or other jurisdiction         (Commission              IRS Employer
 of incorporation)                   File Number)          Identification No.)


2050 Diplomat Drive                  Dallas, TX                   75234
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    (Address of principal executive offices)                    (Zip Code)


Company's telephone number, including area code      (972) 241-4080
                                                --------------------------------


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         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01   Entry into a Material Definitive Agreement

         On October 31, 2006, the Company, Terry L. LaCore and Mark D. Woodburn entered into several agreements (collectively, the "Settlement Agreements"), pursuant to which they resolved certain pending disputes among the parties.

         I.       Background
                  ----------

         Messrs. LaCore and Woodburn were officers and directors of the Company from 2001 until October 2005, and then employees of the Company until November 14, 2005. As previously disclosed, the Company terminated the employment of Messrs. LaCore and Woodburn in November 2005 based upon information learned during an investigation conducted by the Company's Audit Committee.

         On February 10, 2006, the Company entered into an Escrow Agreement (the "Escrow Agreement") with Messrs. Woodburn and LaCore, the LaCore and Woodburn Partnership, an affiliate of Woodburn and LaCore, and Krage and Janvey LLP, as escrow agent (the "Escrow Agent"). Pursuant to the Escrow Agreement, (i) the Company issued and deposited with the Escrow Agent stock certificates in the name of the Escrow Agent representing an aggregate of 1,081,066 shares of the Company's common stock (the "Escrowed Shares") and (ii) Woodburn and LaCore deposited with the Agent an aggregate of $1,206,000 in immediately available funds (the "Cash Deposit"). The Escrowed Shares are the shares of common stock issuable upon the cashless exercise of options issued in 2001 and 2002 to LaCore and the LaCore and Woodburn Partnership for 1,200,000 shares of common stock exercisable at $1.00 and $1.10 per share.

         The Escrowed Shares were issued to the Escrow Agent upon receipt from the Escrow Agent of an irrevocable proxy (the "Proxy") to the Company to vote the Escrowed Shares on matters presented at meetings of stockholders or written consents executed in lieu thereof. The parties also agreed that the Escrow Agent will hold the Escrowed Shares and the Cash Deposit until it receives (i) joint written instructions from the Company, Woodburn and LaCore, or (ii) a final non-appealable order from a court of competent jurisdiction.

         II.      The Settlement Agreements
                  -------------------------

         The following is a summary of the principal terms of the Settlement Agreements, copies of which are attached hereto as exhibits:

         a.       Main Agreement

                  Each of the Company, LaCore and Woodburn have agreed that:

         (i) in connection with certain payments received by LaCore and Woodburn from an independent distributor of the Company, they have agreed to pay an aggregate of $2.5 million (the "Payment Amount") to the Company by not later than October 31, 2008 (see "Non-Recourse Secured Promissory Note" below);

         (ii) the Escrowed Shares shall be reissued to LaCore and Woodburn (or their designees) and such shares (the "Pledged Shares") shall be pledged to the Company as collateral for their obligations under (x) the Non-Recourse Secured Promissory Note and (y) the indemnification agreement (see "Indemnification Agreement" below);

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         (iii) the Pledged Shares and other shares of Company capital stock held directly or indirectly by LaCore and/or Woodburn shall be the subject of a voting agreement with the Company (see "Voting Agreement" below);

         (iv) the Cash Deposit plus accrued and unpaid interest shall be wired by the Escrow Agent to LaCore concurrent with the signing of the Settlement Agreements;

         (v) LaCore shall provide the Company with assistance for up to 10 hours per month with respect to network marketing, compensation plan adjustments and strategic planning assistance during the one-year period ending October 31, 2007;

         (vi) Woodburn shall be engaged as a consultant to the Company (see "Consulting Agreement" below);

         (vii) each of LaCore and Woodburn shall enter into restricted activity and proprietary rights assignment agreements (see "Restricted Activity Agreements" below);

         (viii) the Company shall issue a limited release to each of LaCore and Woodburn (see "Limited Release" below);

         (ix) each of LaCore and Woodburn shall issue a general release to the Company (see "General Releases" below);

         (x) prior to October 31, 2009, without the prior written consent of the Company, each of LaCore and Woodburn shall not, among other things, acquire (or seek to acquire) Company assets or capital stock, solicit proxies or influence the voting of the Company's capital stock, or attend Company stockholder meetings (unless invited by the Company);

         (xi) each of LaCore and Woodburn agree to other restrictive covenants, including participate in any class action or other legal action against the Company or its affiliates, (except with respect to defending claims), making disparaging statements about the Company or its affiliates, or accepting payments from Company distributors; and

         (xii) claims for indemnification and advancement by LaCore and Woodburn shall be governed by Delaware law and the Company's certificate of incorporation and by-laws.

         b.       Non-Recourse Secured Promissory Note

         LaCore and Woodburn have executed and delivered a Non-Recourse Secured Promissory Note (the "Note"), pursuant to which they have jointly and severally agreed to pay to the Company the Payment Amount plus interest accrued at the rate of 6% per annum by no later than October 31, 2008. The Pledged Shares have been pledged as the sole collateral to secure LaCore and Woodburn's obligations under the Note and the Indemnification Agreement. At any time, LaCore and Woodburn may elect to repay all or part of the Note by delivering a number of Pledged Shares based upon the Fair Market Value (as defined in the Note) of such shares. The Company may also elect at any time to have all or part of the Note repaid by requiring the surrender of a number of Pledged Shares having a Fair Market Value equal to the repayment amount. In no event shall LaCore and/or Woodburn be obligated to repay an amount due under the Note in excess of the Fair Market Value of the Pledged Shares.

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         c.       Indemnification Agreement

         The Company, LaCore and Woodburn have executed and delivered an Indemnification Agreement, pursuant to which each of LaCore and Woodburn has agreed as to his individual conduct to indemnify and hold harmless the Company and its affiliates for his conduct except for (i) Specified Conduct (as hereinafter defined), and (ii) conduct for which LaCore or Woodburn, as the case may be, is entitled to indemnification from the Company under the Company's certificate of incorporation, by-laws and Delaware law.

         d.       Voting Agreement

         The Company, LaCore and Woodburn have executed and delivered a Voting Agreement, pursuant to which during the 3 year period ending October 31, 2009 each of LaCore and Woodburn has agreed that all shares of Company capital stock beneficially owned by them or shares acquired by them will be, or become, the subject of the Voting Agreement. Pursuant to the Voting Agreement, all of such shares shall be voted by the Company's Board of Directors, or such third party that is reasonably acceptable to each of the Company, LaCore and Woodburn.

         e.       Consulting Agreement

         The Company and Woodburn have executed and delivered a Consulting Agreement, pursuant to which the Company has engaged Woodburn as a consultant for a one-year period. Woodburn is to report directly to the Company's President and Chief Executive Officer and has agreed to assist the Company with general administration, accounting, finance and strategic planning. Woodburn will be paid $17,000 per month plus reimbursement of bona fide business expenses approved in advance in writing by the Company. If Woodburn is terminated without Cause (as defined in the Consulting Agreement), he will be entitled to continue to receive his monthly retainer fee for the remainder of the term, unless he breaches the terms of his Restricted Activity Agreement or otherwise engages in a Competitive Activity (as defined in the Restricted Activity Agreement). Woodburn is permitted to engage in certain consulting activities for third parties that will not constitute Cause under the Consulting Agreement.

         f.       Restricted Activity Agreements

         Each of LaCore and Woodburn have executed and delivered Restricted Activity and Proprietary Rights Assignment Agreements with the Company, pursuant to which they have each agreed to keep confidential or competitively sensitive information confidential and to disclose and assign to the Company any Work Product (as defined in the agreements). During the one year period ending October 31, 2007, LaCore has agreed not to directly or indirectly (i) recruit or solicit any company personnel or independent distributors, or (ii) perform any services for any independent distributor of the Company (the "Covenant Not to Interfere"). During the term of his consulting arrangement with the Company through the one year period following the receipt of his last monthly consulting fee or severance payment, Woodburn has also agreed to the Covenant Not to Interfere. In addition, except for Permitted Consulting Arrangements (as hereinafter defined), during the one year period ending on October 31, 2007, Woodburn has agreed not engage in any activity which competes with any substantial aspect or part of the Company's business (or any affiliate thereof). "Permitted Consulting Arrangements" means any consulting or similar arrangement

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or agreement between Woodburn and any third party so long as Woodburn delivers to the Company not less than 10 business days prior to the commencement of service a written notice that describes the terms and conditions of the proposed consulting arrangement.

         g.       Limited Release

         The Company has executed a limited release in favor of LaCore and Woodburn with respect to all charges, claims, causes of action and demands related to their (i) directing, accepting, or permitting payments to or from positions 1001 to 1014 in the Company's distributor tree from January 1, 2001 through the date of the release, (ii) any related party transactions relating or pertaining to LaCore or Woodburn that were previously disclosed in the Company's public filings, and (iii) any disclosures made or omitted, if any, relating or pertaining to any of the foregoing conduct (collectively, the "Specified Conduct").

         h.       General Releases

         LaCore and Woodburn have executed a general release in favor of the Company and its affiliates, including present and former stockholders, officers, directors, shareholders, employees, and representatives with respect to all charges, claims, causes of action and demands of any nature, known or unknown, which LaCore or Woodburn had or may have in the future, except with respect to the Company's obligations under the Settlement Agreements.


Item 1.02   Termination of a Material Definitive Agreement

         In connection with the execution of the Settlement Agreements, the Company, LaCore,Woodburn, and the Escrow Agent terminated the Escrow Agreement.


Item 9.01   Financial Statements and Exhibits

         (d)      Exhibits

                  10.1. Settlement Agreement dated October 31, 2006 among the Company, LaCore and Woodburn.

                  10.2. Non-Recourse Secured Promissory Note dated October 31, 2006 executed by LaCore and Woodburn.

                  10.3. Indemnification Agreement dated October 31, 2006 among the Company, LaCore and Woodburn.

                  10.4. Voting Agreement dated October 31, 2006 among the Company, LaCore and Woodburn.

                  10.5. Consulting Agreement dated October 31, 2006 among the Company and Woodburn.

                  10.6. Restricted Activity Agreement dated October 31, 2006 among the Company and Woodburn;

                  10.7. Restricted Activity Agreement dated October 31, 2006 among the Company and LaCore.

                  10.8. Limited Release dated October 31, 2006 issued by the Company in favor of LaCore and Woodburn.

                  10.9. General Release dated October 31, 2006 issued by LaCore and Woodburn in favor of the Company and its affiliates.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       NATURAL HEALTH TRENDS CORP.

         Date: November 1, 2006
                                       By: /s/ STEPHANIE S. HAYANO
                                           -------------------------------------
                                           Name:  Stephanie S. Hayano
                                           Title: President and Chief Executive
                                                  Officer


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